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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference into the Registration Statement on Form S-8 pertaining to the Targeted Genetics Corporation 1999 Stock Option Plan, as restated January 23, 2001, of our report dated February 12, 2001, with respect to the consolidated financial statements of Targeted Genetics Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Seattle, Washington
May 25, 2001